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                    SERIES C PREFERRED STOCK PURCHASE AGREEMENT



                              DATED AS OF MAY 17, 1999



                                    BY AND AMONG

                                GREATFOOD.COM, INC.

                                        AND

                            THE PURCHASERS NAMED HEREIN

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                     SERIES C PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES C STOCK PURCHASE AGREEMENT (the "Agreement") is made as of
May 17, 1999, between and among GreatFood.com, Inc., a Washington corporation (the "Company"), and the Persons listed on the Schedule of Purchasers attached hereto (collectively referred to herein as the "Purchasers" and individually as a "Purchaser"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 6 hereof.

The parties hereto agree as follows:

Section 1.  Authorization and Closings.

1.1  AUTHORIZATION OF THE PREFERRED STOCK.

The Company shall authorize the issuance and sale to the Purchasers of up to 900,000 shares of its Series C Preferred Stock, no par value per share (the "Preferred Stock"), which is convertible into shares of the Company's Common Stock, no par value per share (the "Common Stock"), pursuant to the terms of the Company's Amended and Restated Articles of Incorporation and a warrant to purchase up to an additional 484,615 shares of Preferred Stock (the "Warrant") in accordance with the warrant agreement attached as Exhibit W-1 hereto.

1.2  PURCHASES AND SALES OF THE PREFERRED STOCK.

At the First and the Second Closings, the Company shall sell to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser shall purchase from the Company, the number of shares of Preferred Stock set forth on the Schedule of Purchasers attached hereto. The aggregate purchase price for the Preferred Stock and Warrant purchased and sold at the First Closing shall be $3,000,000. The aggregate purchase price for the Preferred Stock purchased and sold at the Second Closing shall be $1,500,000 as set forth in Section 1.3 below.

1.3  THE CLOSINGS.

The purchases and sales of the Preferred Stock and the Warrant at the First Closing shall take place at the offices of Heller Ehrman White & McAuliffe, 6100 Columbia Center, 701 Fifth Avenue, Seattle, WA 98101, at 9:00 a.m. on May 14, 1999, or at such other place or on such other date as may be mutually agreeable to the Company and each Purchaser. The purchases and sales of the Preferred Stock at the Second Closing shall take place at the same location as the First Closing on the first practicable business day after the Purchaser's receipt of written notice from the Company requesting additional funding in the amount set forth above so long as such notice is received on or before the first anniversary of the First Closing. At each Closing, the Company shall deliver to each Purchaser certificates evidencing the Preferred Stock and Warrant (as applicable) to be purchased by such Purchaser at that Closing as set forth in the Schedule of


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Purchasers, each registered in such Purchaser's name, upon payment of the purchase price therefor by a cashier's or certified check, or by wire transfer of immediately available funds to the Company, in the amounts set forth opposite such Purchaser's name on the Schedule of Purchasers.

Section 2.  CONDITIONS OF EACH PARTY'S OBLIGATIONS AT THE CLOSINGS.

2.1  CONDITIONS OF EACH PURCHASER'S OBLIGATIONS AT THE FIRST CLOSING.

The obligations of each Purchaser to purchase and pay for the Preferred Stock and Warrant at the First Closing are subject to the satisfaction, as of such Closing, of the following conditions:

     (a)  Representations and Warranties; Covenants.

The representations and warranties contained in Section 5 hereof shall be true and correct in all material respects at and as of such Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to such Closing.

     (b) Articles of Amendment to the Amended and Restated Articles of Incorporation.

The Articles of Amendment to the Company's Amended and Restated Articles of Incorporation (the "Articles of Amendment") shall have been filed with the Secretary of State of Washington and such Articles of Amendment shall be in full force and effect under the laws of Washington and shall not have been further amended or modified except as set forth in EXHIBIT B hereto.

     (c)  Registration Rights Agreement.

The Company and the Purchasers shall have entered into a registration rights agreement in the form attached as EXHIBIT C hereto (the "Registration Rights Agreement"), and the Registration Rights Agreement shall be in full force and effect and no material breach by the Company shall have occurred and be continuing.

     (d)  Blue Sky Clearance.

The Company shall have made all filings under applicable state securities laws necessary to consummate the issuance of the Preferred Stock pursuant to this Agreement in compliance with such laws.

     (e)  Opinion of the Company's Counsel.


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Each Purchaser shall have received from Heller Ehrman White & McAuliffe, counsel for the Company, an opinion in the form attached as EXHIBIT D hereto, which shall be addressed to each Purchaser, dated the date of such Closing and in form and substance satisfactory to each Purchaser.

     (f)  Noncompetition Agreements.

The Company shall have entered into Noncompetition Agreements in the form attached as EXHIBIT E hereto (each a "Noncompetition Agreement"), with each of Ben Nourse, Donna Nourse, Bill Cuff and Scott Ellis and such
Noncompetition Agreements shall be in full force and effect and no material breach by the employees shall have occurred and be continuing.

     (g) The Company shall have entered into a Management Services Agreement with First Analysis Securities Corporation in the form attached as EXHIBIT F hereto.

     (h)  Closing Documents.

The Company shall have delivered to each Purchaser all of the following documents:

          (A) an Officer's Certificate, dated the date of such Closing, stating that the conditions specified in Sections 2.1(a) and 2.1(b) have been fully satisfied;

          (B) certified copies of the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Noncompetition Agreements and each of the other agreements contemplated hereby (collectively, the "Related Agreements"), the adoption and filing of the Articles of Amendment referred to in Section 2.1(b), the issuance and sale of the Preferred Stock, the reservation of sufficient shares of Common Stock for issuance upon conversion of the Preferred Stock and the consummation of all other transactions contemplated by this Agreement; and

          (C) certified copies of the Articles of Amendment and the Company's bylaws, each as in effect at such Closing.

     (i)  Due Diligence Review.

The Purchasers shall have completed their legal, business and financial due diligence review of the Company and shall be satisfied with the results thereof, such satisfaction to be determined in their complete discretion. This condition shall be deemed satisfied unless invoked by written notice delivered to the Company prior to such Closing.

     (j)  Board of Directors.


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The Board of Directors of the Company shall consist of the following members:
Benjamin Nourse, William Cuff, David E. Wyman, Geoffrey Barker, R. Stockton Rush, III, and one individual to be nominated by the Purchasers pursuant to the Articles of Amendment.

2.2  CONDITIONS OF THE COMPANY'S OBLIGATIONS.

The obligations of the Company to each Purchaser under this Agreement at the relevant Closing are subject to the satisfaction as of such Closing of each of the following conditions by that Purchaser:

     (a)  Representations and Warranties.

The representations and warranties of each Purchaser contained in Section 7.3 shall be true on and as of such Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

     (b)  Qualifications.

All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the shares of the Preferred Stock at the Closing shall be duly obtained and effective.

     (c)  Tender of Payment.

At each such Closing, each Purchaser shall have tendered payment for all of the shares of Preferred Stock and the Warrant (as applicable) being purchased by such Purchaser.

Section 3.  COVENANTS.

3.   FINANCIAL STATEMENTS AND OTHER INFORMATION.

Prior to a Qualified Public Offering, the Company shall deliver to each Purchaser so long as such Purchaser holds at least 25% of the number of shares of Preferred Stock or Underlying Common Stock originally purchased pursuant to this Agreement:

     (a) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, internally generated unaudited statements of income of the Company for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and balance sheets of the Company as of the end of such monthly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year;


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     (b)  within 105 days after the end of each fiscal year, statements of income and cash flows of the Company for such fiscal year, and a balance sheet of the Company as of the end of such fiscal year, setting forth in each case comparisons to the preceding fiscal year, all prepared in accordance with GAAP, consistently applied, and accompanied by an opinion of an independent accounting firm of recognized national standing acceptable to the Purchasers and accompanied by comparisons to the annual budget in respect of such fiscal year;

     (c) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

     (d) prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets;

     (e) promptly (but in any event within five business days) after the discovery or receipt of notice of any material default under any material agreement to which the Company is a party or any other material adverse event or circumstance affecting the Company (including the filing of any material litigation against the Company or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying in reasonable detail the nature and period of existence thereof;

     (f) within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its shareholders and copies of all registration statements and all regular, special or periodic reports which it files with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases made available generally by the Company to the public concerning material developments in the Company's business; and

     (g) with reasonable promptness, such other operating information and financial data concerning the Company as such Purchaser may reasonably request, provided such Purchaser agrees to hold in confidence and trust all information so provided that is not generally available to the public.

3.2  INSPECTION OF PROPERTY.

     (a) Prior to a Qualified Public Offering, the Company shall permit representatives designated by any holder of at least 25% of the Underlying Common Stock, upon reasonable notice, to (i) visit and inspect any of the properties of the Company, (ii) examine the corporate and financial records of the Company and make copies thereof or extracts therefrom and (iii)


                                     -5-
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discuss the affairs, finances and accounts of the Company with the directors, officers, key employees and, with the advance consent of the Company, the independent accountants of the Company, provided such Purchaser agrees to hold in confidence and trust all information so provided that is not generally available to the public.

     (b) Each holder of Underlying Common Stock that is a "venture capital operating company" for purposes of Department of Labor Regulation Section 2510.3-101 shall in addition to all other rights granted under this Agreement have the right to consult with and advise the officers of the Company with respect to the management of the Company.

3.3  RESTRICTIONS.

So long as at least 25% of the shares of Preferred Stock remain outstanding, without the consent of the majority of the holders of the then Underlying Common Stock, the Company shall not:

     (a) directly or indirectly declare or pay any dividends or make any distributions upon any of its equity securities junior to the Preferred Stock except for the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company pursuant to agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment;

     (b) directly or indirectly redeem, purchase or otherwise acquire any of the Company's equity securities (including, without limitation, warrants, options and other rights to acquire equity securities) other than the Preferred Stock pursuant to the terms of the Articles of Amendment; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company pursuant to agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment;

     (c) except as expressly contemplated by this Agreement, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any equity securities of the Company that are senior to or pari passu with the Preferred Stock;

     (d)  merge or consolidate with any Person;

     (e) sell, lease or otherwise dispose of all or substantially all of the assets of the Company in any transaction or series of related transactions;

     (f) enter into the ownership, active management or operation of any business other than as presently conducted;


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

     (g) except as expressly contemplated by this Agreement, make any amendment to the Company's articles of incorporation or the bylaws, containing any provisions which would increase the number of authorized shares of the Common Stock or the Preferred Stock or adversely affect or otherwise impair the rights or relative priority of the holders of the Preferred Stock or Underlying Common Stock under this Agreement, the Company's articles of incorporation, the Company's bylaws or the Registration Rights Agreement (Purchasers hereby expressly consent to the amendments to the articles of incorporation set forth in EXHIBIT B);

     (h) increase the authorized size of its board of directors above seven members;

     (i) incur any funded indebtedness outside of the ordinary course of business; or

     (j) increase the cash compensation of any officer of the Company by more than 10% in a given year beyond the previously agreed and approved compensation package for such officer.

3.4  AFFIRMATIVE COVENANTS.

Prior to the consummation of a Qualified Public Offering, the Company shall:

     (a) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its business;

     (b) maintain and keep its properties in good repair, working order and condition, and from time to time make all necessary repairs, renewals and replacements, so that its business may be properly conducted at all times;

     (c) pay and discharge when due all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies to the extent to which the failure to pay or discharge such obligations would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets or operations of the Company, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP) have been established on its books with respect thereto;

     (d) comply with all other material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due to the extent to which the failure to so comply would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets or operations of the Company taken as a whole, unless and to the extent that the same are being contested in good faith and by


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appropriate proceedings and adequate reserves (as determined in accordance with GAAP) have been established on its books with respect thereto;

     (e) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets or operations taken as a whole of the Company;

     (f)  maintain the key-man life insurance policy referred to in paragraph
3.10 hereof; and

     (g)  maintain proper books of record and account in accordance with GAAP.

     (h) in the event that the Company conducts an equity financing subsequent to the date hereof and any or all of the Purchasers participate in such financing (the "Participating Purchasers"), the Participating Purchasers shall have the right, upon the giving of written notice to the Company, to apply toward the purchase price of the securities to be purchased in such financing, the dollar amount of any dividends which have accrued and have not been paid with respect to the Participating Purchaser's Preferred Stock. In such event, the Company shall take the actions necessary to ensure that the accrued and unpaid dividends with respect to the Purchasers' shares are declared and paid (or otherwise credited to the Purchasers) for use in their purchase of the securities in the subsequent financing.

3.5  COMPLIANCE WITH AGREEMENTS.

The Company shall perform and observe (i) all of its obligations to each holder of the Preferred Stock and the Underlying Common Stock set forth in the Company's articles of incorporation and bylaws and (ii) all of its obligations to each holder of Registrable Securities set forth in the Registration Rights Agreement.

3.6  CURRENT PUBLIC INFORMATION.

At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as it deems appropriate to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-1 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission (without undertaking any obligation to file a registration statement except as set forth in the Registration


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

Rights Agreement). Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

3.7  RESERVATION OF COMMON STOCK.

The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Preferred Stock. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by or imposed upon the holder of the shares of Common Stock). The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Company upon issuance).

3.8  FIRPTA.

The Company acknowledges that certain Purchasers or holders of Underlying Common Stock may be foreign entities or have foreign persons and entities as partners and that the Company may be required to file or cause to be filed in the future with the IRS certain statements with its United States income tax returns required under Section 1.897-2(h) of the Treasury Regulations. The Company shall use reasonable efforts consistent with sound business practice to avoid becoming a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the IRC. Upon the request of any holder of Underlying Common Stock, the Company shall provide such holder with a statement that the Company is or is not a "United States real property holding corporation" as of the date specified by the holder (or as of the date of the request if the holder does not specify a date) and shall send a copy of such statement to the IRS in a form and manner which identifies the holder and which otherwise satisfies the requirements of Section 1.89-2(h)(2) of the Treasury Regulations. In the event the Company in the future becomes a "United States real property holding corporation," the Company shall promptly notify each holder in writing of such fact. Thereafter, upon written request from any holder of Underlying Common Stock, the Company shall provide information, documentation and assistance to such holder reasonably related to the Company's status as a "United States real property holding corporation," including but not limited to (i) an affidavit stating (if true) that the stock held by such holder is of a class that is regularly traded (as defined by Sections 1.897-1(n) and 1.897-9T of the Treasury Regulations) on an established securities market (as defined by Section 1.897-1(m) of the Treasury Regulations), and (ii) information or assistance which would enable such holder to obtain a withholding certificate permitting a transferee of such holder's stock to avoid or reduce any withholding obligation such transferee would otherwise have under federal tax law.


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3.9  FUTURE OPPORTUNITIES.

The Company shall pursue any and all future opportunities involving products, services and markets of the Company only through the Company or its Subsidiaries, if any, and shall use its best efforts to ensure that the Company's officers and key employees act consistent with this Section 3.9. The Company's officers and employees who have entered into Noncompetition Agreements as set forth in Section 2.1(f) shall devote their full and complete efforts to the Company's business.

3.10  KEY-MAN LIFE INSURANCE.

Prior to July 31, 1999, the Company shall obtain a key-man life insurance policy on the life of Benjamin Nourse in the face amount of Three Million Dollars ($3,000,000). Such insurance policies shall name the Company as beneficiary and shall provide that such insurance policies may not be canceled unless the insurance carrier gives at least 30 days' prior written notice of such cancellation to the beneficiary.

Section 4.  TRANSFER OF RESTRICTED SECURITIES.

4.1  GENERAL PROVISIONS.

The parties hereto agree that Restricted Securities are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in Section 4.2 below, any other legally available means of transfer.

4.2  OPINION DELIVERY.

In connection with the transfer of any Restricted Securities (other than a transfer described in Section 4.1(i) or (ii) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel knowledgeable in securities law matters, which opinion shall be reasonably satisfactory to counsel for the Company, to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon the completion of such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 7.3. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 4.2 and Section 7.3.


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4.3  LEGEND REMOVAL.

Upon the request of any holder of Restricted Securities immediately prior to the sale or other transfer of Restricted Securities, the Company shall remove the restricted securities legend from the certificates for such holder's Restricted Securities, provided that such Restricted Securities are eligible for sale pursuant to Rule 144(k).

Section 5.  REPRESENTATIONS AND WARRANTIES.

As a material inducement to the Purchasers to enter into this Agreement and purchase the Preferred Stock, the Company hereby represents and warrants that:

5.1  ORGANIZATION AND CORPORATE POWER.

The Company is a corporation duly organized, validly existing and in good standing under the laws of Washington, and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify and where the failure to so qualify would have a material adverse effect on the business of the Company. The Company has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its business as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's articles of incorporation and bylaws which have been furnished or made available to the Purchasers' special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete other than an amendment to change the Company's name from Online Specialty Retailing, Inc. to GreatFood.com, Inc. or the filing of the Articles of Amendment.

5.2  CAPITAL STOCK AND RELATED MATTERS.

    (a) As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of (a) 5,000,000 shares of preferred stock, 1,142,857 shares of which have been designated as Series A Preferred Stock, 1,000,000 shares of which have been designated as Series B Preferred Stock and 1,384,615 shares of which have been designated as Series C Preferred Stock, and (b) 20,000,000 shares of Common Stock. As of the Closing, the Company shall not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans except as set forth on the attached "Capitalization Schedule." As of the Closing, the Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock, options or other rights to acquire its capital stock, except as set forth on the Capitalization Schedule or pursuant to the Company's articles of incorporation. As of the

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Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

    (b) There are no statutory or contractual shareholders preemptive rights or rights of refusal with respect to the issuance of the Preferred Stock hereunder or the issuance of the Common Stock upon conversion of the Preferred Stock. The Company has complied with all applicable federal and state securities laws in connection with the offer, sale and issuance of its capital stock, and assuming that the representations of the Purchasers made in Section 7.3 hereof are true, the offer, sale and issuance of the Preferred Stock hereunder do not require registration under the Securities Act or any applicable state securities laws. Except as contemplated by this Agreement and the Related Agreements, there are no agreements between the Company's shareholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs other than
(a) the rights of the holders of the Company's Series A Preferred Stock as set forth in the Company's articles of incorporation and (b) Shareholders Agreement dated September 1, 1997 among certain shareholders and the Company.

5.3  SUBSIDIARIES; INVESTMENTS.

The Company does not own or hold any rights to acquire any shares of stock or any other security or interest in any other Person. The Company has no Subsidiaries other than GreatFood.com Canada, Limited, a wholly-owned subsidiary organized under the federal laws of Canada.

5.4  AUTHORIZATION; NO BREACH.

The execution, delivery and performance of this Agreement, the Related Agreements and the filing of the Articles of Amendment have been duly authorized by the Company. This Agreement and the Related Agreements each constitute a valid and binding obligation of the Company, enforceable in accordance with their terms except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally, now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies. The execution and delivery by the Company of this Agreement, the Related Agreements and the offering, sale and issuance of the Preferred Stock hereunder, and the issuance of the Common Stock upon conversion of the Preferred Stock, the Articles of Amendment and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to the charter or bylaws of the Company, or any law, statute, rule or regulation to which the Company is subject, or any material agreement, material instrument, order, judgment or decree to which the Company is subject, except where the failure to comply with clauses (i),
(ii), (iii), (iv), (v) or (vi) would not reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets or operations of the Company, taken as a whole.

5.5  FINANCIAL STATEMENTS.

The Company has made available to Purchasers or their representatives the following draft financial statements:

     (a) the audited balance sheets of the Company as of December 31, 1997 and December 31, 1998, and the related statements of income and cash flows (or the equivalent) for the respective twelve-month periods then ended; and

     (b) the unaudited balance sheet of the Company as of March 31, 1999 (the "Latest Balance Sheet"), and the related statement of income (or the equivalent) for the 3-month period then ended.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) is accurate and complete in all material respects, is consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with GAAP, consistently applied, subject in the case of the unaudited financial statements to the lack of footnote disclosure and changes resulting from normal year-end adjustments.

5.6  ABSENCE OF UNDISCLOSED LIABILITIES.

The Company does not have any material obligation or material liability (whether accrued, absolute, contingent, unliquidated or otherwise) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement claim or other lawsuit) (including, without limitation, (a) obligations under contracts for online advertising and promotional activities, (b) liabilities under capital and operating leases, (c) obligations arising in connection with the replacement of the Company's orders processing software platform and related hardware) and (d) liabilities under contracts listed in the Contracts Schedule, and
(iii) other liabilities and obligations expressly disclosed in or expressly contemplated by this Agreement.

5.7  NO MATERIAL ADVERSE CHANGE.

Since the date of the Latest Balance Sheet, there has been no material adverse change in the financial condition, operating results, assets or operations of the Company taken as a whole.

5.8  ABSENCE OF CERTAIN DEVELOPMENTS.

     (a) Except as expressly contemplated by this Agreement, or as set forth on the Development Schedule attached hereto, since the date of the Latest Balance Sheet, the Company has not:

          (A) issued any notes, bonds or other debt securities or any equity securities or any securities convertible, exchangeable or exercisable into any equity securities other than options and warrants reflected on the Capitalization Schedule;

          (B) borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

          (C) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business;

          (D) declared or made any payment or distribution of cash or other property to its shareholders with respect to its stock or purchased or redeemed any shares of its stock or any warrants, options or other rights to acquire its stock;

          (E) pledged any of its properties or assets or subjected them to any material lien, security interest, charge or other encumbrance, except
     (i) in the ordinary course of business, (ii) a security interest granted to First Portland Corporation in connection with that certain Equipment Lease dated August 27, 1998, and (iii) liens for current taxes not yet due and payable;

          (F) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or canceled any material debts or claims;

          (G) sold, assigned or transferred any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or disclosed any material proprietary confidential information to any Person, except in connection with the proposed offering of the Company's common stock to the public pursuant to a registration under the

     Securities Act of 1933, as amended, or pursuant to an executed confidentiality or non-disclosure agreement.

          (H) suffered any material extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

          (I) made capital expenditures or commitments therefor that aggregate in excess of $75,000;

          (J) entered into any other material transaction other than in the ordinary course of business (except as already disclosed pursuant to this Agreement);

          (K) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons in excess of $25,000 in the aggregate;

          (L) suffered any damage, destruction or casualty loss exceeding in the aggregate $25,000, whether or not covered by insurance; or

          (M) made any Investment in or taken steps to incorporate any Subsidiary except as otherwise disclosed pursuant to this Agreement.

     (b) The Company has not at any time made any payments for political contributions or made any bribes, kickback payments or other illegal payments.

5.9  ASSETS.

The Company has good and marketable title to, or a valid leasehold interest in, all material properties and assets used by it, located on its premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all liens, security interests, charges and encumbrances, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for liens disclosed on the Latest Balance Sheet (including any notes thereto) or otherwise disclosed pursuant to this Agreement and liabilities for current taxes not yet due and payable. The Company's material equipment and other material tangible assets are in good operating condition in all material respects except for normal wear and tear not caused by neglect. The Company owns, or has a valid leasehold interest in, all assets necessary for the conduct of its business as presently conducted.

5.10 TAX MATTERS.

The Company has filed all tax returns which it is required to file under applicable laws and regulations; all such returns are complete and correct in all material respects; the Company has paid all taxes due and owing by it and has withheld and paid over all taxes which it is obligated to withhold from amounts paid or owing to any employee, shareholder, creditor or other third party; the Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency; the accrual for current taxes on the Latest Balance Sheet would be adequate to pay all of the Company's current tax liabilities if its current tax year were treated as ending on the date of the Latest Balance Sheet; the assessment of any additional taxes for periods for which returns have been filed is not expected to materially exceed the related recorded liability on the Latest Balance Sheet; to the Company's knowledge, no foreign, federal, state or local tax audits are pending or being conducted with respect to the Company, no information related to tax matters has been requested by any foreign, federal, state or local taxing authority and no notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority except for an audit by the Washington Department of Revenue which was completed in April 1999 and which resulted in an assessment of approximately $1,300; and to the Company's knowledge, there are no material unresolved questions or claims concerning the Company's tax liability.

5.11 CONTRACTS AND COMMITMENTS.

     (a) Except as expressly contemplated by this Agreement and the Related Agreements or as set forth on the attached "Contracts Schedule," as of the Closing, the Company is not a party to any written:

          (A) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any contract with any labor union, or any severance agreements;

          (B) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $50,000 or contract relating to loans to officers, directors or affiliates;

          (C) contract under which the Company has advanced or loaned any other Person amounts in the aggregate exceeding $25,000;

          (D) agreement or indenture relating to the borrowing of money or the mortgaging, pledging or otherwise placing a lien on any material asset or material group of assets of the Company;

          (E)  guarantee of any obligation in excess of $25,000;

          (F) lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $25,000;

          (G) lease or agreement under which the Company is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company;

          (H) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves payment obligations on the part of the Company in excess of $25,000;

          (I) assignment, license, indemnification or agreement with respect to any material intangible property (including, without limitation, any patent, trademark, trade name, copyright, know-how, trade secret or confidential information) but excluding shrink-wrap licenses for the internal use by the Company of off-the-shelf software;

          (J) warranty agreement with respect to its services rendered or its products sold or leased (other than the warranty provided to all customers on the Company's Website);

          (K) agreement under which it has granted any Person any registration rights (including piggyback rights);

          (L) contract, agreement or other arrangement with any officer, director, employee or Affiliate, or any Affiliate of any officer, director or employee;

          (M) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world (other than covenants contained in agreements listed on the Contracts Schedule);

          (N) any other agreement not in the ordinary course of business which is material to its operations or involves payment obligations on the part of the Company in excess of $25,000 annually.

     (b) To the Company's knowledge, all of the contracts, agreements and instruments set forth on the Contracts Schedule are valid, binding and enforceable in accordance with their respective terms. The Company has performed all material obligations required to be performed by it and is not in material default under or in material breach of nor in receipt of any claim of default or breach under any material contract, agreement or instrument to which the Company is subject; to the Company's knowledge, no event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance under any material contract, agreement or instrument listed on the Contracts Schedule except to the extent that such breach or non-compliance will not have a material adverse effect on the

Company's financial condition, operating results, assets or operations; the Company does not have any present expectation or intention of not performing all such obligations; the Company has no knowledge of any breach or anticipated breach by the other parties to any material contract or commitment to which it is a party except to the extent that such breach or non-compliance will not have a material adverse effect on the Company's financial condition, operating results, assets or operations.

5.12 PROPRIETARY RIGHTS.

     (a) To the Company's knowledge after reasonable inquiry, (i) the Company owns or has sufficient right to use all Proprietary Rights (as defined below) necessary for its business as now conducted and (ii) the Company's Proprietary Rights do not conflict with or constitute an infringement of the rights of others;

     (b) The Company has not received any communications alleging that the Company has violated or infringed any of the Proprietary Rights of others;

     (c) The Company is not aware of any belief on the part of any third party that the Company has violated or infringed any of the Proprietary Rights of others.

As used herein, "Proprietary Rights" means all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, proprietary processes and formulae and applications for patents, trademarks, service marks and copyrights.

5.13 LITIGATION.

There are no actions, suits, proceedings, orders, investigations or claims pending or, to the Company's knowledge, threatened against or affecting the Company (or to the Company's knowledge, pending or threatened against any of the officers, directors or employees of the Company with respect to its business or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement); the Company is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the Company's knowledge, any governmental investigations or inquiries, and, to the Company's knowledge, there is no basis for any of the foregoing. The Company is not subject to any judgment, order or decree of any court or other governmental agency. The Company has not received any written opinion or memorandum or written legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability which may be material to its business.

5.14 BROKERAGE.

There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim, for which the Company is responsible.

5.15 GOVERNMENTAL CONSENT.

No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except such exemptive filings, if any, as are required to be made under federal and applicable state securities laws.

5.16 INSURANCE.

The Company is not in material default with respect to its obligations under any insurance policy maintained by it. The insurance coverage of the Company is customary for corporations of similar size engaged in similar lines of business.

5.17 EMPLOYEES.

To the Company's knowledge no executive or key employee of the Company or any group of employees of the Company has any plans to terminate employment with the Company. The Company has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and the Company has no material labor relations problems (including any union organization activities, threatened or actual strikes or work stoppages or material grievances). To the Company's knowledge, none of the Company's employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present business activities of the Company except for agreements between the Company and its present and former employees.

5.18 ERISA.

The Company does not have any Employee Benefit Plan as defined in ERISA.

5.19 COMPLIANCE WITH LAWS.

The Company has not violated any law or any governmental regulation or requirement which violation would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets or operations of the Company, and the Company has received no written notice of any such violation.

5.20 REAL ESTATE.

The Company owns no real estate.

5.21 AFFILIATED TRANSACTIONS.

Except as set forth on the attached "Affiliated Transactions Schedule," no officer, director, shareholder or Affiliate of the Company or any individual related by blood or marriage to any such Person or any entity in which any such Person or individual owns any beneficial interest, is a party to any material agreement, contract, commitment or transaction with the Company or has any material interest in any material property used by the Company.

5.22 REAL PROPERTY HOLDING CORPORATION STATUS.

Since its date of incorporation the Company has not been a "United States real property holding corporation", as defined in Section 897(c)(2) of the IRC, and in Section 1.897-2(b) of the Treasury Regulations issued thereunder. The Company has no current plans or intentions which would cause the Company to become a "United States real property holding company," and the Company has filed with the IRS all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Treasury Regulations.

5.23 DISCLOSURE.

Neither this Agreement nor any other document, certificate or written statement supplied to any Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein, in the light of the circumstances under which they were made, not misleading. There is no fact which the Company has not disclosed to the Purchasers in writing which has had or would reasonably be anticipated to have a material adverse effect upon the financial condition, operating results, assets or business of the Company taken as a whole.

Section 6.  DEFINITIONS.

For the purposes of this Agreement, the following terms have the meanings set forth below:

"AFFILIATE" of any particular person or entity means any other person or entity controlling, controlled by or under common control with such particular person or entity.

"CLOSING" means the First Closing or the Second Closing, as the case may be.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"FIRST CLOSING" has the meaning described in Section 1.2.

"INVESTMENT" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

"IRC" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

"IRS" means the United States Internal Revenue Service.

"OFFICER'S CERTIFICATE" means a certificate signed by an officer of the Company stating that (i) such officer has made or has caused to be made such investigations as are necessary in order to permit him or her to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate, in light of the circumstances under which such certificate is made, not misleading.

"PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

"QUALIFIED PUBLIC OFFERING" means the sale in an underwritten public offering registered under the Securities Act of shares of the Company's common stock in which (i) the aggregate price paid by the public for the shares shall be at least $10 million, and (ii) the price per share paid by the public for such shares shall be at least an amount equal to two times the average per share price paid for the Preferred Stock by the holders thereof.

"RESTRICTED SECURITIES" means (i) the Preferred Stock issued hereunder, (ii) the Common Stock issued upon conversion of the Preferred Stock, (iii) the Warrant issued hereunder, (iv) the shares of Preferred Stock issued upon exercise of the Warrant, (v) the Common Stock issued upon conversion of the Preferred Stock issued upon exercise of the Warrant, and (vi) any securities issued with respect to the securities referred to in clauses (i), (ii), (iv) or (v) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 7.3 have been delivered by the Company in accordance with Section 4.2.

"ARTICLES OF AMENDMENT" means the Articles of Amendment as described in
Section 2.1(b), and in the form attached as EXHIBIT A hereto.

"SECOND CLOSING" has the meaning provided in Section 1.2.

"SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

"SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

"SECURITIES AND EXCHANGE COMMISSION" includes any governmental body or agency succeeding to the functions thereof.

"SERIES C DIRECTOR" means that member of the Company's Board of Directors which the holders of the Series C Preferred Stock are entitled to elect, pursuant to Section 4 of the Articles of Amendment.

"SUBSIDIARY" means any corporation of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more subsidiaries.

"TREASURY REGULATIONS" means the United States Treasury Regulations promulgated under the IRC, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

"UNDERLYING COMMON STOCK" means (i) the Common Stock issued or issuable upon conversion of the Preferred Stock and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Preferred Stock shall be deemed to be the holder of the Underlying Common Stock obtainable upon conversion of the Preferred Stock in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the conversion of the Preferred Stock. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force).

Section 7.  MISCELLANEOUS.

7.1  EXPENSES.

The Company agrees to pay, and hold each Purchaser and all holders of Underlying Common Stock harmless against liability for the payment of, (i) the fees and expenses of Purchaser's designated counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement which shall be payable promptly after the Closing in an amount not to exceed $20,000 and (ii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Preferred Stock or any shares of Common Stock issuable upon conversion of the Preferred Stock.

7.2  REMEDIES.

Each holder of Preferred Stock and Underlying Common Stock shall have all rights and remedies set forth in this Agreement, the Articles of Amendment and Related Agreements and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

7.3  PURCHASERS' REPRESENTATIONS.

     (a) Each Purchaser hereby represents and warrants that it has full power and authority to enter into this Agreement and that this Agreement constitutes a valid and legally binding obligation of such Purchaser. Each Purchaser also hereby represents and warrants that it or he (i) is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its or his own account with the present intention of holding such securities for purposes of investment; (ii) has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent any Purchaser or subsequent holder of Restricted Securities from transferring such securities in compliance with the provisions of
Section 4 hereof; (iii) is an "accredited investor," as such term is defined in Rule 501(a) of the Regulation D promulgated under the Securities Act; (iv) has had a reasonable opportunity to ask questions of and received answers from the Company concerning the Company and the Restricted Securities and to verify the accuracy of any representation or information set forth in this Agreement, and all such questions, if any, have been answered to the full satisfaction of such Purchaser; and (v) has received from the Company, and has reviewed, such information which such Purchaser considers necessary or appropriate to evaluate the risks and merits of any investment in the Restricted Securities.

     (b) Each Purchaser acknowledges that certificates evidencing Restricted Securities shall be imprinted with a legend in substantially the following form:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY OTHER STATE SECURITIES LAWS.

     (c) Each Purchaser hereby represents and warrants that there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon such Purchaser.

7.4  CONSENT TO AMENDMENTS.

Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Company and the holders of a majority of the outstanding Preferred Stock and the Underlying Common Stock considered together as a voting group. For purposes of this Agreement, shares of Preferred Stock or Underlying Common Stock held by the Company shall not be deemed to be outstanding.

7.5  APPOINTMENT OF DIRECTOR.

The parties hereto agree that the Series C Director shall be appointed by The Productivity Fund IV, L.P.

7.6  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; KNOWLEDGE.

All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by a party until two years from the date hereof. To the extent a statement made herein is made "to the knowledge of the Company" or characterized using words of similar import, "knowledge" shall mean to the actual knowledge of Benjamin Nourse, Donna Nourse or Bill Cuff.

7.7  DISCLOSURE.

Until Closing and except as and to the extent required by law, without the prior written consent of the other party, none of the parties hereto shall, and each shall direct its representatives not to, directly or indirectly, make any public comment, statement or communication with respect to, or otherwise disclose or permit the disclosure of the existence of this Agreement or any of the terms, conditions or other aspects of this Agreement.

7.8  SUCCESSORS AND ASSIGNS.

Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

7.9  SEVERABILITY.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

7.10 COUNTERPARTS.

This Agreement may be executed in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

7.11 DESCRIPTIVE HEADINGS; INTERPRETATION.

The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

7.12 GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (either of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington.

7.13 NOTICES.

All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid), transmitted by electronic mail or facsimile, or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Purchaser and to the Company at the addresses indicated below:

To the Company:

GreatFood.com, Inc.
2731 Eastlake Avenue East
Seattle, WA 98102
Attention:  Benjamin Nourse
EMAIL: ben@greatfood.com

With a copy to:

Heller Ehrman White & McAuliffe
6100 Columbia Center
701 Fifth Avenue
Seattle, WA  98104-7098
Attention:  Thomas Hodge
Fax: (206) 447-0849
EMAIL: thodge@hewm.com

To the Purchasers:

c/o First Analysis Corporation
233 South Wacker Drive, Suite 9500
Chicago, Illinois  60606
Attention: Mark Koulogeorge
Fax: 312-258-0278
EMAIL: mtk@facvc.com

With a copy to:

Stoel Rives LLP
One Union Square
600 University Street, Suite 3600
Seattle, Washington  98101-3197
Attention: Ronald Lone
Fax: 206-386-7500
EMAIL: rjlone@stoel.com

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                              [Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                           GREATFOOD.COM, a
                           Washington corporation


                           By:  /s/ Benjamin C. Nourse
                              ---------------------------------------

                                Name:  Benjamin C. Nourse
                                     --------------------------------
                                Title: Chief Executive Officer
                                      -------------------------------

                           RIVERSIDE PARTNERSHIP

                           By:  Riverside L.L.C.
                                Its Managing General Partner

                           By:  First Analysis Management Company III,
                                L.L.C., its Manager


                           By:  /s/ Mark Koulogeorge
                              ---------------------------------------
                                Mark Koulogeorge


                           /s/ Mark Koulogeorge
                           ------------------------------------------
                           MARK KOULOGEORGE


                           /s/ Alex Kim
                           ------------------------------------------
                           ALEX KIM

                           THE PRODUCTIVITY FUND IV, L.P.,
                           a Delaware limited partnership

                           By: First Analysis Management Company III, L.L.C., A General Partner

                           By:  /s/ Mark Koulogeorge
                                --------------------------------------
                                    Mark Koulogeorge

                            SCHEDULE OF PURCHASERS

                                                                               Purchase Price for Shares
                                    Number of Shares                               of Preferred Stock
Name and Address                  of Preferred Stock         Warrants                and Warrants
----------------                  ------------------         --------                ------------
                                    First    Second      First     Second         First       Second
                                    -----    ------      -----     ------         -----       ------
                                   Closing   Closing   Closing(2)  Closing(3)    Closing      Closing
                                   -------   -------   ----------  ----------    -------      -------

Riverside Partnership(1)           528,000   264,000     284,308    426,461     $2,640,000   $1,320,000
The Productivity Fund IV, L.P.      60,000    30,000      32,308     48,462        300,000      150,000
Mark Koulogeorge(1)                 10,000     5,000       5,385      8,077         50,000       25,000
Alex Kim(1)                          2,000     1,000       1,077      1,615         10,000        5,000
                                   -------   -------     -------    -------     ----------   ----------
Total                              600,000   300,000     323,077    484,615     $3,000,000   $1,500,000


_______________________________
(1)  c/o First Analysis Corporation
233 S. Wacker Drive, Suite 9500
Chicago, IL 60606
(2) Upon First Closing, each Warrant shall be exercisable for that number of shares of Preferred Stock set forth below.
(3) If the Second Closing should occur, each Warrant shall be exercisable for that number of shares of Preferred Stock set forth below, which number is inclusive of that number of shares for which each Warrant was exercisable upon First Closing.

                                  LIST OF EXHIBITS

Exhibit A - Amendment to Articles of Incorporation

Exhibit B - Article Amendments

Exhibit C - Registration Rights Agreement

Exhibit D - Opinion of Counsel

Exhibit E - Noncompetition Agreement

Exhibit F - Management Services Agreement

                                  TABLE OF CONTENTS

                                                                          Page
Section 1.   AUTHORIZATION AND CLOSINGS                                      1
       1.1   AUTHORIZATION OF THE PREFERRED STOCK                            1
       1.2   PURCHASES AND SALES OF THE PREFERRED STOCK                      1
       1.3   THE CLOSINGS                                                    1

Section 2.   CONDITIONS OF EACH PARTY'S OBLIGATIONS AT THE CLOSINGS          2
       2.1   CONDITIONS OF EACH PURCHASER'S OBLIGATIONS AT THE FIRST
               CLOSING                                                       2
       2.2   CONDITIONS OF THE COMPANY'S OBLIGATIONS                         4

Section 3.   COVENANTS                                                       5
       3.1   FINANCIAL STATEMENTS AND OTHER INFORMATION                      5
       3.2   INSPECTION OF PROPERTY                                          6
       3.3   RESTRICTIONS                                                    6
       3.4   AFFIRMATIVE COVENANTS                                           7
       3.5   COMPLIANCE WITH AGREEMENTS                                      9
       3.6   CURRENT PUBLIC INFORMATION                                      9
       3.7   RESERVATION OF COMMON STOCK                                     9
       3.8   FIRPTA                                                         10
       3.9   FUTURE OPPORTUNITIES                                           10
       3.10  KEY-MAN LIFE INSURANCE                                         10

Section 4.   TRANSFER OF RESTRICTED SECURITIES                              11
       4.1   GENERAL PROVISIONS                                             11
       4.2   OPINION DELIVERY                                               11
       4.3   LEGEND REMOVAL                                                 11

Section 5.   REPRESENTATIONS AND WARRANTIES                                 11
       5.1   ORGANIZATION AND CORPORATE POWER                               12
       5.2   CAPITAL STOCK AND RELATED MATTERS                              12
       5.3   SUBSIDIARIES; INVESTMENTS                                      13
       5.4   AUTHORIZATION; NO BREACH                                       13
       5.5   FINANCIAL STATEMENTS                                           14
       5.6   ABSENCE OF UNDISCLOSED LIABILITIES                             14
       5.7   NO MATERIAL ADVERSE CHANGE                                     14
       5.8   ABSENCE OF CERTAIN DEVELOPMENTS                                15
       5.9   ASSETS                                                         16
       5.10  TAX MATTERS                                                    16
       5.11  CONTRACTS AND COMMITMENTS                                      17
       5.12  PROPRIETARY RIGHTS                                             19


                                     -ii-

       5.13  LITIGATION                                                     19
       5.14  BROKERAGE                                                      20
       5.15  GOVERNMENTAL CONSENT                                           20
       5.16  INSURANCE                                                      20
       5.17  EMPLOYEES                                                      20
       5.18  ERISA                                                          21
       5.19  COMPLIANCE WITH LAWS                                           21
       5.20  REAL ESTATE                                                    21
       5.21  AFFILIATED TRANSACTIONS                                        21
       5.22  REAL PROPERTY HOLDING CORPORATION STATUS                       21
       5.23  DISCLOSURE                                                     21

Section 6.   DEFINITIONS                                                    22

Section 7.   MISCELLANEOUS                                                  24
       7.1   EXPENSES                                                       24
       7.2   REMEDIES                                                       24
       7.3   PURCHASERS' REPRESENTATIONS                                    24
       7.4   CONSENT TO AMENDMENTS                                          25
       7.5   APPOINTMENT OF DIRECTOR
       7.6   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; KNOWLEDGE          26
       7.7   DISCLOSURE                                                     26
       7.8   SUCCESSORS AND ASSIGNS                                         26
       7.9   SEVERABILITY                                                   26
       7.10  COUNTERPARTS                                                   26
       7.11  DESCRIPTIVE HEADINGS; INTERPRETATION                           27
       7.12  GOVERNING LAW                                                  27
       7.13  NOTICES                                                        27

                                    -iii-